     EXHIBIT 5.01

March 6, 2002

Elantec Semiconductor, Inc.
675 Trade Zone Blvd.
Milpitas, CA 95035

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Elantec Semiconductor, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 6, 2002 in connection with the registration under the Securities Act of 1933, as amended, of an additional 1,000,000 shares of the Company’s Common Stock (the “Stock”), all of which are subject to issuance by the Company upon the exercise of stock options granted or to be granted under the Company’s 2001 Equity Incentive Plan, as amended (the “Plan”). In rendering this opinion, we have examined the following:

(1)	the Company’s Certificate of Incorporation, certified by the Delaware Secretary of State on March 4, 2002.

(2)	the Company’s Amended and Restated Bylaws, a copy of which was filed on February 14, 2001 in connection with the filing of the Company’s Report on Form 10-Q.

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)	the Prospectuses prepared in connection with the Registration Statement.

(5)	the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company’s minute books that are in our possession.

(6)	a list of stockholders from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof and a list that was prepared by the Company of the total number of options respecting the Company’s capital stock and of any rights to purchase capital stock dated March 5, 2002 verifying the number of such issued and outstanding securities.

(7)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the “Management Certificate”).

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that the certificates representing the Stock will be when issued properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the additional 1,000,000 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the Plan, when issued, sold and delivered in accordance with the Plan and purchase agreement to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours, FENWICK & WEST LLP By: /s/ Gordon K. Davidson Gordon K. Davidson, a Partner